UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
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                                  FORM 8 K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)   March 7, 2006
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                                Zanett, Inc.
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           (Exact name of registrant as specified in its charter)


Delaware                          0-27068                    56-4389547
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(State or other jurisdiction    (Commission               (IRS Employer
of incorporation)               File Number)             Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                    10022
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:           (646)502-1800
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        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

      On March 7, 2006, Zanett, Inc. (the "Company") entered into a Stock Purchase Agreement, dated as of February 28, 2006 (the "Agreement"), with its wholly-owned subsidiary Delta Communications Group, Inc. ("Delta") and Howard Norton, Delta's Chief Executive Officer. Pursuant to the terms of Agreement, on March 7, 2006, Zanett sold all of the outstanding common stock of Delta to Mr. Norton. As consideration for the transaction, Mr. Norton surrendered 64,789 shares of Zanett's common stock and options to acquire 100,000 shares of Zanett common stock, which stock and options represented Mr. Norton's entire equity interest in Zanett. While Delta retained all of its outstanding liabilities, under the Agreement, Zanett retained all of Delta's outstanding receivables through February 28, 2006. Also under the Agreement, 10,859 shares of Zanett common stock held by Delta employees were released from restrictions on the sale and transfer of those shares pursuant to lock-up agreements previously entered into between Zanett and the employees. Zanett CEO Claudio Guazzoni stated that the company decided to sell its interest in Delta due to Zanett's efforts to focus on its core operations.

Item 9.01  Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Not applicable.

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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ZANETT, INC.



Date:      March 13, 2006              By: /s/ Kenneth DeRobertis
                                       Kenneth DeRobertis
                                       Chief Financial Officer